                                                                    Exhibit J(1)

                               CONSENT OF COUNSEL

                           Short-Term Investments Co.
                           --------------------------

     We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Company" in the Statements of Additional Information for the Liquid Assets Portfolio and the Prime Portfolio, and under the caption "Investment Advisory and Other Services - Counsel to the Company" in the Statement of Additional Information for the Cash Assets Portfolio, all of which are included in Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66240), and Amendment No. 20 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7892), on Form N-1A of Short-Term Investments Co.





                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
December 16, 2002